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                                                                  Exhibit 99b.9

[ING LOGO]


AMERICAS

US Legal Services

MEGAN DUNPHY
COUNSEL
(860) 273-1995
FAX: (860) 273-3227
DunphyM@ING-AFS.com

April 13, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE: AETNA LIFE INSURANCE AND ANNUITY COMPANY AND ITS VARIABLE ANNUITY ACCOUNT B POST-EFFECTIVE AMENDMENT NO. 24 TO REGISTRATION STATEMENT ON FORM N-4 PROSPECTUS TITLE: GROUP VARIABLE ANNUITY CONTRACTS FOR EMPLOYER-SPONSORED
                        DEFERRED COMPENSATION PLANS
     FILE NOS.:  33-75996* AND 811-2512

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 24 (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.




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*    Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in a prospectus relating to the securities covered by the following earlier Registration Statement Nos.: 33-88722, 2-52448; and the individual deferred compensation contracts covered by Registration Statement No. 33-76000.

Hartford Site                            ING North America Insurance Corporation
151 Farmington Avenue, TS31
Hartford, CT 06156-8975

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Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Megan Dunphy

Megan Dunphy